Exhibit (m)(xv) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K



                                  EXHIBIT D
                                    to the
                               Rule 12b-1 Plan

                            VISION GROUP OF FUNDS

                       Vision Large Cap Growth Fund II
                        Vision Large Cap Value Fund II


      This Plan is adopted by VISION GROUP OF FUNDS with respect to the Shares of the Funds set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of each individual Fund listed above held during the month.

      Witness the due execution hereof this 1st day of March, 2002.


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President